Exhibit 4.7


     THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

No. CD-[   ]

                                  VOXWARE, INC.

                   10% Convertible Debenture Due July 1, 2003

(euro)[Amount]                                       Lawrenceville, New Jersey

                                                               October 2, 2002

     Voxware, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to [Lender] or registered assigns (the "Lender"), the principal sum of up to 220.699,32 Euro (the "Principal Amount") on July 1, 2003, and to pay interest (computed on the basis of a 365-day year) from July 1, 2002 on the unpaid balance of such Principal Amount from time to time outstanding at the rate of ten percent (10%) per annum, such interest to be due and payable upon payment of the Principal Amount hereunder. Of the aggregate Principal Amount, 100.699,32 Euro has been loaned by the Lender to the Company on July 1, 2002. The remainder of the Principal Amount shall be loaned by the Lender to the Company on the date hereof. For purposes hereof, a Qualifying Subscription shall mean the execution, before the close of business on November 30, 2002, of subscription agreements (containing such terms as are reasonably acceptable to the Lender), substantially in the form as attached in Schedule 1 hereto, with one or more bona fide investors providing for the issuance of 2,500,000 U.S. Dollars or more of equity of the Company in one or more related financings.

     This is one of a series of the Company's Debentures known as its 10% Convertible Debentures Due July 1, 2003 (individually referred to herein as the "Debenture" and collectively referred to herein as the "Debentures"), all of like tenor, except as to the identifying number and principal amount thereof. The Debentures are limited in aggregate principal amount to 300.699,32 Euro.

1.       Use of Proceeds.

          - The Company shall use a portion of the proceeds of the loan evidenced by the Debenture to fund the Company's capital investment in Voxware NV, a limited liability company under Belgian Law, founded by Creafund NV and the Company on July 1, 2002.

          - The other proceeds shall only be used to fund the operational expenses of Voxware NV, excluding expenses or invoices generated by the Company (other than the acquisition of the Company's voiced based solutions).

          - Under all scenarios the Company will be equipped to finance full operations in Voxware NV from October 1, 2002 regardless of actual timing of closing of the Qualifying Fundraising. In furtherance of the foregoing, the Company hereby agrees to provide at least $90,000 in funding to Voxware NV on or before October 31, 2002, including $15,000 to be paid within ten (10) business days of the date hereof.

2. [Intentionally omitted.]

3. Default Interest.

     In the event the Company does not enter into a Qualifying Subscription, every amount overdue under this Debenture shall bear interest from and after the date on which such amount first became overdue at an annual rate of fifteen percent (15%). Such interest on overdue amounts under this Debenture shall be payable by force of law and without need for notice and shall accrue until the obligation of the Company with respect to the payment of such interest has been discharged (whether before or after judgment). In no event shall any interest charged, collected or reserved under this Debenture exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Lender as a payment of principal.

4. Conversion.

     (a) General. This Debenture shall be subject to optional conversion and mandatory conversion as set forth below:

          (i) Mandatory Conversion. Upon the consummation of a Qualifying Fundraising, the entire outstanding amount of this Debenture (principal and interest) shall automatically be converted into fully-paid and non-assessable shares of capital stock of the Company as issued in the Qualifying Fundraising at a price no higher than the price to be paid by the holders of Series C Preferred Stock of the Company participating in the Qualifying Fundraising, and otherwise on the same terms and conditions, as agreed upon by the other subscribers to the Qualifying Fundraising, but in no event less than the terms and conditions agreed upon by the holders of Series C Preferred Stock of the Company participating in the Qualifying Fundraising. In case these terms and conditions would materially differ from the terms and conditions as set forth in the Term Sheet between the Company and Creafund NV signed on June 19, 2002, the Lender can, at its sole discretion, require that the shares resulting from the conversion have the same terms and conditions as set forth in the aforementioned Term Sheet. For the purpose of this Debenture, the shares resulting from the mandatory conversion will be referred to as Preferred Stock. The Company shall cause notice of mandatory conversion to be mailed to the Lender, at the Lender's address appearing in the Debenture Register (as defined in Section 8(a) below), at least ten (10) days prior to the date fixed for mandatory conversion of this Debenture. On or before the date fixed for mandatory conversion, the holder shall surrender this Debenture at the place designated in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Preferred Stock which shall be issuable on such conversion shall be issued. For purposes of this Debenture, a Qualifying Fundraising shall mean (i) a Qualifying Subscription and (ii) the consummation of the equity financing of the Company contemplated by the Qualifying Subscription by the close of business on February 28, 2003.

          (ii) Optional Conversion. In the event a Qualifying Subscription has not occurred by November 30, 2002 and/or in the event a Qualifying Fundraising is not consummated by February 28, 2003 (whether by failure of clause (i) or (ii) as set forth in the definition of Qualifying Fundraising), the Lender has the right, at its option, at any time prior to the close of business on July 1, 2003, to convert the outstanding principal amount and accrued interest, or a portion thereof, of this Debenture into fully-paid and non-assessable shares of preferred stock (the "Senior Stock") of the Company, with new rights, preferences and privileges, as set forth in Schedule 2 hereto, senior to the rights, preferences and privileges of the Company's existing preferred stock. In case the Company is listed or traded on a stock exchange, any regulated market or on the OTC-BB on the date of the exercise of the option by the Lender, the price for the Senior Stock shall be 33% of the average share price for the Shares for the 30 trading days prior to the date of the exercise of the option by the Lender. In case the Company is not listed or traded on a stock exchange, a regulated market or the OTC-BB on the day of the exercise of the option, the price for the Senior Stock shall be 33% of the intrinsic value of the Company on the date of the exercise of the option by the Lender, which will be defined by an independent expert, appointed by the board of directors of the Company and reasonably acceptable to the Lender. The option of the Lender will be deemed to have been exercised on the Conversion Date, as defined below. In order to exercise this optional conversion privilege, the Lender shall surrender this Debenture to the Company during usual business hours at the Company's principal executive office, accompanied by written notice in form satisfactory to the Company that the Lender elects to convert the principal amount and accrued interest of this Debenture or a portion hereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Senior Stock which shall be issuable on such conversion shall be issued.

     (b) Surrender of Debenture and Delivery of Certificates. When surrendered for optional or mandatory conversion, this Debenture shall, unless the shares issuable on conversion are to be issued in the same name as the name in which this Debenture is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Lender or his or its duly authorized attorney. As promptly as practicable after the surrender of this Debenture for conversion and the receipt of the notice specified above (in the case of optional conversion), the Company shall deliver or cause to be delivered at its principal executive office to the Lender, or on the Lender's written order, a certificate or certificates for the number of full shares of Preferred Stock or Senior Stock issuable upon the conversion of this Debenture, or portion hereof, in accordance with the provisions hereof. Such conversion shall be deemed to have been made at the time this Debenture shall have been surrendered for conversion and the notice specified above (in the case of optional conversion) shall have been received by the Company at its principal executive office (the "Conversion Date"), and the Lender in whose name any certificate or certificates for shares of Preferred Stock or Senior Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby. If less than the entire outstanding principal amount of this Debenture is being converted (in the case of optional conversion), a new Debenture shall promptly be delivered to the Lender for the unconverted principal balance and shall be of like tenor as to all terms as the Debenture surrendered.

     (c) Fractional Shares. No fractional shares of capital stock shall be issuable upon conversion of this Debenture, but a payment in cash will be made in respect of any remaining principal and interest not converted hereunder.

     (d) Stockholder Approval. The Lender acknowledges that approval of the Company's stockholders is required for (i) consummation of the Qualifying Fundraising and (ii) issuance of the Preferred Stock or Senior Stock.

     (e) Securities Act of 1933. Upon conversion of this Debenture, the Lender may be required to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the shares issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

5. Redemption.

     (a) In the event (i) a Qualifying Subscription has not occurred by November 30, 2002 and/or in the event a Qualifying Fundraising is not consummated by February 28, 2003 (whether by failure of clause (i) or (ii) as set forth in the definition of Qualifying Fundraising) or (ii) the stockholder approval mentioned in Section 4.d(ii) is not obtained, this Debenture may, at the option of the Lender, be called for redemption at any time after such failure at one hundred percent (100%) of the principal amount so redeemed, plus accrued and unpaid interest on such redeemed principal amount to the date fixed for redemption. The Lender shall give at least thirty (30) days prior written notice of redemption to the Company its address as shown in Section 9(f) below, and the notice of redemption shall specify the date designated for redemption.

     (b) On or after the redemption date fixed in the notice of redemption, this Debenture (to the extent so redeemed) shall cease to be convertible as set forth in Section 4 above. Payment of the redemption price shall be made to the Lender upon presentation and surrender of this Debenture accompanied by a duly executed instrument of transfer in blank, at the principal executive office of the Company. In the event of a partial redemption, this Debenture shall be presented to the Company for endorsement of the amount of payment and date paid as a condition precedent to such payment.

     (c) In the event the Company is not legally able to pay the redemption price to the Lender on the redemption date fixed in the notice of redemption, interest on the Debenture shall accrue at the default rate set forth in Section 3 above.

6. Prepayment of Principal.

     The indebtedness represented by this Debenture may be prepaid in whole or in part, subject to the ten business days prior written notice to the Lender, and without payment of any penalty. During this period of ten business days, the Lender will still have the opportunity to exercise his or its Optional Conversion privilege as mentioned in Section 4(a)(ii) hereof, even before February 28, 2003 (i.e. even before a Qualifying Subscription has occurred and/or a Qualifying Fundraising is consummated). In no event shall any prepayment of principal be made with respect to any of the other Debentures unless and until the Company shall have offered to prepay a like proportion of this Debenture.

7. Default.

     The entire unpaid principal of this Debenture and the interest then accrued on this Debenture shall become and be immediately due and payable upon written demand of the Lender, without any other notice or demand of any kind or any presentment or protest, if any one of the following events shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

     (a) If default shall be made in the payment of any installment of principal of any of the Debentures, and if any such default shall remain unremedied for ten (10) days; or

     (b) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

     (c) If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of sixty (60) days; or if any substantial part of the property of the Company is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within sixty (60) days.

8. Debenture Register.

     (a) The Company shall keep at its principal executive office a register (herein sometimes referred to as the "Debenture Register"), in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company shall provide for the registration and transfer (subject to applicable securities laws) of this Debenture.

     (b) Whenever this Debenture shall be surrendered at the principal executive office of the Company for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Lender or his or its attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor a new Debenture or Debentures, as may be requested by such Lender, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Debenture or Debentures so surrendered; each such new Debenture shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Debenture or Debentures so surrendered and shall be in such principal amount and registered in such name or names as such Lender may designate in writing.

     (c) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Debenture and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Debenture (in case of mutilation) the Company will make and deliver in lieu of this Debenture a new Debenture of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Debenture in lieu of which such new Debenture is made and delivered.

9. General.

     (a) Successors and Assigns. This Debenture, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Lender, and their respective heirs, successors and assigns.


     (b) Adjustment for stock splits, etc. Wherever in this Debenture there is a reference to shares of capital stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the number of shares so referenced in this Debenture shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

     (c) Security; Recourse. This Debenture shall be secured by that certain Security Agreement between the Company and the Lender dated as of the date hereof (the "Security Agreement"). Recourse under this Debenture shall be limited to the Collateral (as defined in the Security Agreement) and the general unsecured assets of the Company only and in no event to the officers, directors or stockholders of the Company.

     (d) Changes. Changes in or additions to this Debenture may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Lender.

     (e) Currency. All payments shall be made in such coin or currency of Europe (= Euro / (euro)) as at the time of payment shall be legal tender therein for the payment of public and private debts.

     (f) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Lender at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

                  If to the Lender:

                  [                  ]

                  If to the Company:

                  Voxware, Inc.
                  Lawrenceville Office Park
                  168 Franklin Corner Road
                  Lawrenceville, New Jersey 08648
                  Attention: Chief Executive Officer

     (g) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Debenture as a date for the making of any payment of principal or interest under this Debenture shall fall on Saturday, Sunday or on a day which in the Lawrenceville, New Jersey shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     (h) Severability. If any provision of this Debenture becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. Such invalid, illegal or unenforceable provision will then, by agreement between the parties, be replaced by such a provision as reflects best the purpose and contents of the invalid, illegal or unenforceable provision.

     (i) Failure to exercise. The failure by either party to enforce at any time any of the provisions of this Debenture or to require at any time performance by another party of any such provision, shall, in no way, be construed to be a waiver of such provisions, nor in any way affect the validity of this Debenture or any part thereof, or the right of either party thereafter to enforce each and every provision.

     (j) Governing Law. This Debenture shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Country of Belgium. All disputes arising in connection with the present Debenture between the parties shall be finally settled in Brussels by three arbitrators appointed in accordance with the rules of CEPINA. The language of the procedure will be English.

     IN WITNESS WHEREOF, this Debenture has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.



                               VOXWARE, INC.



                               By:
                                  -----------------------------------
                                     Name:  Bathsheba J. Malsheen
                                     Title:    President and Chief
                                               Executive Officer



                               [LENDER]



                               By:
                                  ----------------------------------
                                     Name:
                                     Title:



[Corporate Seal]


ATTEST:
        ----------------------------------
               Nicholas Narlis, Secretary

------------------------------------------------------------------------------
        Name                        Principal Amount of Debenture
        ----                        -----------------------------
------------------------------------------------------------------------------
    Wim Deneweth                         (euro) 5.000,00
------------------------------------------------------------------------------
  BVBA Com2Wizards                       (euro)7.500,00

------------------------------------------------------------------------------
   Eurl Val D'Auso                      (euro) 27.500,00

------------------------------------------------------------------------------
    Avvision BVBA                       (euro) 40.000,00

------------------------------------------------------------------------------
     Creafund NV                        (euro) 220.699,32

------------------------------------------------------------------------------
        TOTAL                           (euro) 300.699,32
------------------------------------------------------------------------------